                                                                   EXHIBIT 10.14

                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT, dated August 5, 1998 (the "Signing Date"), is between American Dental Technologies, Inc., a Delaware corporation ("ADT"), and Ultrak, Inc., a Delaware corporation ("Ultrak").

     Recitals. Ultrak owns all of the issued and outstanding Common Stock, $0.01 par value per share (the "DVD Stock"), of Dental Vision Direct, Inc., a Texas corporation ("DVD"). DVD owns all of the issued and outstanding Common Stock, $0.01 par value per share (the "VVI Stock"), of Veravision, Inc., a Texas corporation ("VVI"). ADT desires to acquire the issued and outstanding DVD Stock from Ultrak in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:


                            ARTICLE I: THE PURCHASE

     1.01. The Purchase. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) ADT agrees to purchase from Ultrak, and Ultrak agrees to sell to ADT, on the Closing Date (as hereinafter defined) 11,111 shares of the DVD Stock (the "Shares").

     1.02. Purchase Price.

          (a) The purchase price to be paid to Ultrak by ADT for the Shares shall be an amount equal to the aggregate of Sections 1.02(a)(i), 1.02(a)(ii), 1.02(a)(iii), and 1.02(a)(iv) below (collectively, the "Purchase Price"):

               (i)    Three Million Dollars ($3,000,000); plus

               (ii) DVD's inventory as reflected on DVD's books at actual cost; provided, however, Ultra Cam II inventory shall be valued at one-half of actual cost; provided further, however, the term "actual cost" for this Section 1.02(a)(iii) shall mean historical transfer price without inter-company profit for inventory manufactured and sold to DVD by Ultrak; plus

               (iii) DVD's current assets (excluding DVD's cash and cash equivalents) as reflected on DVD's books as of the date hereof; plus

               (iv) DVD's furniture and equipment at their cost less accumulated depreciation as reflected on DVD's books as of the date hereof.

     At the Closing, the parties shall complete and execute Schedule A showing the calculation of the Purchase Price.

          (b) The Purchase Price shall be paid by ADT paying Ultrak Three Million Dollars ($3,000,000) in cash (the "Cash Purchase Price") at the Closing by wire transfer and delivering to

     Ultrak at the Closing a Promissory Note in the form of Exhibit A attached hereto (the "Note") and a Stock Pledge Agreement, with original stock certificates representing the Shares issued in ADT's name and a duly executed blank stock power for each stock certificate, in the form of Exhibit B attached hereto (the "Pledge Agreement").

     1.03. Other Matters.

          (a) At the Closing, each of ADT and Ultrak shall execute and deliver to the other a Consulting and Non-Competition Agreement in the form of Exhibit C attached hereto (the "Consulting Agreement").

          (b) At the Closing, ADT shall execute and deliver to (i) Ultrak a Common Stock Purchase Warrant in the form of Exhibit D attached hereto (the "Warrant") and (ii) Ronald Williams ("Williams") a Common Stock Purchase Warrant in the form of Exhibit E attached hereto (the "Williams Warrant").

          (c) Ultrak agrees to continue to allow DVD to use the office space at Ultrak's Lewisville, Texas facility currently occupied by DVD's employees through December 31, 1998 without charge. Neither DVD nor ADT shall be entitled to utilize any of Ultrak's warehouse space except for the ninety
     (90) days pursuant to Section 1.05.

          (d) Ultrak agrees to continue to provide to DVD the current level of engineering support or such lesser amount of engineering support as may be necessary to complete the PAL version of Ultra Cam III (the "First Project") and the image capture CD Product (the "Second Project"). ADT or DVD will be fully and solely responsible (and Ultrak shall not be responsible) for payment of any third party charges and costs associated with the First Project and the Second Project and for obtaining any consents or approvals of third parties required in connection with the First Project or the Second Project and Ultrak makes no representation or warranty to ADT that any consent or approval will be granted or obtained. Ultrak's responsibilities for the First Project shall cease upon Ultrak delivering to ADT the deliverables set forth on Schedule B attached hereto. Ultrak's responsibility for the Second Project shall cease upon Ultrak delivering to ADT the deliverables set forth on Schedule C attached hereto.

          (e) ADT acknowledges and agrees that all cash, cash equivalents, and receivables (the "DVD Receivables") of DVD as of the Closing are hereby transferred by DVD to Ultrak as of the Closing.

     1.04. Collection of Accounts Receivable. ADT agrees to collect, and cause DVD to collect, the DVD Receivables for and on behalf of Ultrak. ADT shall use all reasonable best efforts to promptly collect the DVD Receivables. ADT shall create and maintain detailed records on the collection of the DVD Receivables. Each Friday by 2:00 p.m., Dallas, Texas time, ADT shall cause an amount equal to the DVD Receivables collected and not previously sent to Ultrak to be wire transferred to Ultrak to such bank account(s) as Ultrak shall identify in writing. In addition, upon originating the wire transfer each Friday, ADT shall telecopy to Ultrak a detailed listing of the DVD Receivables collected and included in the wire transfer. On the first business day that is at least ninety
(90) days after the Closing Date, ADT will wire transfer to Ultrak an amount equal to the total face amount of the DVD Receivables not yet collected by ADT and Ultrak shall


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
assign such uncollected DVD Receivables to ADT, without recourse. Ultrak shall have the full right to review and audit ADT's books and records in connection with the DVD Receivables.

     1.05. Inventory. ADT shall cause DVD's inventory to be removed from Ultrak's Lewisville, Texas facility within ninety (90) days from the Closing Date. ADT will not be charged by Ultrak for using Ultrak's facility during such ninety (90) days. During such period that DVD's inventory is at Ultrak's facility after the Closing, (a) Ultrak shall have no duties or responsibilities with respect to such inventory (other than as set forth in (c) of this Section 1.05), (b) DVD and/or ADT shall be responsible for insuring, maintaining, and protecting such inventory, and (c) Ultrak shall fill orders from such inventory on behalf of DVD or ADT. In consideration for Ultrak filling orders, ADT shall pay Ultrak $3,000 per month for each of the first two months and $5,000 per month for the third month. Payments to Ultrak shall be due on the fifteenth of each month, with the first payment due on August 15, 1998. Time is of the essence with respect to such payments. ADT shall be solely responsible and liable for loading and shipping to ADT or DVD the DVD inventory from Ultrak's facility at the end of the ninety (90) day period and for any other inventory that ADT earlier ships, or causes to be shipped, from Ultrak's facilities to ADT or DVD and shall be liable for any loss or damage during loading or shipment.

     1.06. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at Ultrak's offices in Lewisville, Texas on the Signing Date, at 10:00 o'clock a.m. The day on which the Closing occurs is herein referred to as the "Closing Date."

     1.07. Further Assurances. After the Closing, each party shall execute and deliver such additional documents and take such additional actions as the other party may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement.

     1.08. Effective Date. Notwithstanding anything to the contrary in this Agreement, the transactions contemplated hereby shall, for all purposes (including but not limited to accounting purposes), be effective as of 12:01 a.m. on August 1, 1998.

              ARTICLE II: REPRESENTATIONS AND WARRANTIES OF ULTRAK

     Ultrak represents and warrants to ADT that the following are true and correct:

     2.01. Organization, Qualification, and Good Standing. Ultrak is a corporation duly organized and validly existing under Delaware law and has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted. Each of DVD and VVI is a corporation duly organized and validly existing under Texas law and has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

     2.02. Corporate Records. Each of the minute books of DVD and VVI contains accurate and complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the board of directors (and any committee thereof) and the shareholders of such corporation.

     2.03. Corporate Authority Relative to This Agreement; No Violation. Ultrak has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the Consulting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Ultrak's board of directors and no other corporate


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proceedings on the part of Ultrak are necessary to authorize this Agreement, the
Consulting Agreement, or the transactions contemplated hereby. Each of this Agreement and the Consulting Agreement has been duly and validly executed and delivered by Ultrak and, assuming each such document constitutes a valid and binding agreement of each other party thereto, each such document constitutes a valid and binding agreement of Ultrak, enforceable against Ultrak in accordance with its terms. Neither the execution and delivery of this Agreement and the Consulting Agreement by Ultrak nor the consummation of the transactions contemplated hereby and thereby by Ultrak will: (a) violate or conflict with any provision of the Charter or Bylaws of Ultrak, (b) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Ultrak is a party or by which Ultrak is bound (assuming the consent of NationsBank of Texas, N.A. is obtained), or (c) violate or conflict with any applicable law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction. Other than the consent of NationsBank of Texas, N.A., no authorization, consent, or approval of, or filing with, any governmental body or authority, any lender or lessor, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Ultrak.

     2.04. Capitalization. The authorized capital stock of DVD consists solely of 1,000,000 shares of DVD Stock, and only the Shares are issued and outstanding as of the date hereof. The authorized capital stock of VVI consists solely of 1,000,000 shares of VVI Stock, 1,000 shares of which are issued and outstanding on the date hereof. Ultrak owns the Shares. DVD owns all of the issued and outstanding VVI Stock. All outstanding shares of DVD Stock and VVI Stock are duly authorized, validly issued, fully paid, and nonassessable. There are no preemptive rights with respect to the DVD Stock or the VVI Stock. There are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, granted or issued by Ultrak or DVD obligating DVD to issue any shares of DVD Stock or securities exchangeable for or convertible into DVD Stock.

     2.05. The Shares. The Shares are free and clear of all liens, liabilities, claims and encumbrances, except for general securities laws restrictions.

     2.06. DVD Financials. The unaudited monthly financial statements of DVD as of the end of February 1998, March 1998, April 1998, May 1998 and June 1998 (a) were compiled from the books and records of DVD, which books and records are, to the best knowledge of Ultrak, complete, maintained on a consistent basis, and correctly reflect DVD's income, expenses, assets and liabilities, and (b) are true, complete and accurate and present fairly the financial position of DVD as of the dates thereof and for the periods covered thereby. The inventory value reports for Lewisville and California, the Customer Aging Summary as of July 28, 1998, and the Fixed Assets Detail as of June 30, 1998 for DVD that were previously delivered to Ultrak were true, complete, and accurate as of their respective dates.

     2.07. Compliance with Laws. DVD has complied with all laws, rules, and/or regulations applicable to it or its business, other than individual items of non-compliance that would not have a material adverse effect on DVD.

     2.08. Taxes. DVD has duly filed when due all income, excise, corporate, franchise, property, sales, payroll, withholding, and other tax returns and reports required to be filed by it by the U.S. government or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes which have


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or may become due for the periods covered by such returns. All such tax returns or reports which are income tax returns or reports fairly reflect the taxable income generated by DVD and the taxes of DVD for the periods covered thereby. DVD is not delinquent in the payment of any tax and there is no tax deficiency or delinquency being asserted against DVD.

     2.09. Litigation and Claims. Ultrak has not received notice that DVD is a party to, or that the business and assets of DVD are the subject of or affected by, any pending or threatened suit, claim, action, or litigation by or with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry. DVD is not (a) subject to any continuing court or administrative order, writ, injunction, or decree applicable specifically to DVD or to its business, assets, operations, or employees, or
(b) in default with respect to any such order, writ, injunction, or decree.

     2.10. Brokers and Finders. Neither Ultrak nor DVD has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.


               ARTICLE III: REPRESENTATIONS AND WARRANTIES OF ADT

     ADT represents and warrants to Ultrak that the following are true and correct:

     3.01. Organization, Qualification, and Good Standing. ADT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and ADT has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

     3.02.     Corporate Authority Relative to This Agreement; No Violation.
ADT has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, the Note, the Pledge Agreement, the Consulting Agreement, the Warrant, and the Williams Warrant and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by ADT's board of directors and no other corporate proceedings on the part of ADT are necessary to authorize this Agreement, the Note, the Pledge Agreement, the Consulting Agreement, the Warrant, the Williams Warrant, or the transactions contemplated hereby. Each of this Agreement, the Note, the Pledge Agreement, the Consulting Agreement, the Warrant, and the Williams Warrant has been duly and validly executed and delivered by ADT and, assuming each such document constitutes a valid and binding agreement of each other party thereto, each such document constitutes a valid and binding agreement of ADT, enforceable against ADT in accordance with its terms. Neither the execution and delivery of this Agreement, the Note, the Pledge Agreement, the Consulting Agreement, the Warrant, and the Williams Warrant by ADT nor the consummation of the transactions contemplated hereby and thereby by ADT will: (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of ADT, (b) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which ADT is a party or by which ADT is bound, or (c) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to ADT or its assets.


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     3.03. Consents. No authorization, consent, or approval of, or filing with, any governmental body or authority, any lender or lessor, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of ADT.

     3.04. Brokers and Finders. ADT has not employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

                          ARTICLE IV: COVENANTS OF ADT

     4.01. Employee Severance. ADT agrees that if any employee of DVD or VVI is terminated by ADT, DVD, or VVI on or after the Closing, then ADT shall, upon termination, pay each such terminated employee an amount equal to one week of such employee's then base salary for each year of service with DVD, VVI, or VVI's predecessor-in-interest with a minimum payment to each such terminated employee of two weeks of base salary.

     4.02. Product Warranty Work and Claims. DVD shall be fully and solely responsible for all warranty repairs, warranty replacements, and warranty returns for credit with respect to the products previously or hereafter sold by or for the account of DVD.

                          ARTICLE V: CLOSING DELIVERIES

     5.01. Deliveries by ADT. At the Closing, ADT shall deliver to Ultrak each of the following (with each document duly executed by ADT):

          (a) The Cash Purchase Price.

          (b) The Note.

          (c) The Pledge Agreement.

          (d) The Warrant.

          (e) The Consulting Agreement.

          (f) Certified Resolutions of ADT's Board of Directors approving the execution, delivery, and performance of this Agreement, the Note, the Pledge Agreement, the Warrant, the Williams Warrant, and the Consulting Agreement by ADT and the consummation by ADT of the transactions contemplated hereby and thereby.

          (g) such other documents as Ultrak shall reasonably request.

     5.02. Deliveries by Ultrak. At the Closing, Ultrak shall deliver to ADT each of the following (with each document duly executed by Ultrak):

          (a) Stock Certificate(s) representing the Shares.


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           (b)  Stock Power(s) transferring the Shares to ADT.

           (c)  The Consulting Agreement.

           (d) Certified Resolutions of Ultrak's Board of Directors approving the execution, delivery, and performance of this Agreement, the Stock Power(s), and the Consulting Agreement by Ultrak and the consummation by Ultrak of the transactions contemplated hereby and thereby.

           (e)  Such other documents as ADT shall reasonably request.


                          ARTICLE VI: INDEMNIFICATION

     6.01. Mutual Indemnity. Subject to the terms and conditions of this
Article VI, (a) ADT hereby agrees to indemnify, defend and hold Ultrak and Ultrak's officers, directors, and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by them by reason of or resulting from (i) any breach by ADT of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto (including but not limited to the obligations under Section 4.01 hereof) or (ii) the failure of DVD to pay or perform any of its liabilities or obligations under Section 4.02 hereof or arising on or after the Effective Date and (b) Ultrak hereby agrees to indemnify, defend and hold ADT and ADT's officers, directors, and affiliates harmless from and against all Damages asserted against or incurred by them by reason of or resulting from (i) any breach by Ultrak of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto or (ii) any liability or obligation of DVD or VVI for any act or activity of DVD or VVI that occurred prior to the Effective Date to the end that ADT shall be in the same position vis a vis DVD and VVI as if it had purchased the assets of DVD and VVI; provided, however, that, notwithstanding anything to the contrary in this Agreement, Ultrak shall have no liability or responsibility under this Section 6.01 or under any other provision of this Agreement for any matter covered by Sections 4.01 or 4.02 hereof.

     6.02. Conditions of Indemnification. The indemnity obligations under
Section 6.01 hereof shall be subject to the following terms and conditions:

           (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process, or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party of a matter for which a party (the"indemnified party") is entitled to indemnification under Section 6.01, the indemnified party shall give the other party (the "indemnifying party") written notice thereof together with a copy of such claim, process, or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the indemnified party may participate in the defense with counsel of its own choice and at its own expense. Notwithstanding the foregoing, if, in the reasonable opinion of counsel to the indemnified party (which opinion must be furnished in writing to the indemnified party), a potential conflict of interest shall exist as between the indemnifying party and the indemnified party such that it would not be in the best interest of the indemnified party to be represented by the same counsel as the indemnifying party, the indemnified party shall be entitled to retain separate counsel, all at the expense of the indemnified party; provided, however, that in no


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
        event shall the indemnifying party be required to pay for more than one counsel for the indemnified party in any lawsuit, action, proceeding, or claim (including any related lawsuits, actions, proceedings, or claims).

            (b) If the indemnifying party, by the 20th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not notify in writing the indemnified party that the indemnifying party shall defend against such claim, then the indemnified party may (upon further notice to the indemnifying party) undertake the defense, compromise, or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof.

            (c) Anything in this Section 6.02 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the indemnified party unless such settlement involves only the payment of money and the claimant provides to the indemnified party a full and complete release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, then the indemnifying party shall not settle the claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

            (d) Each of Ultrak and ADT will cooperate with all reasonable requests of the other pursuant to Section 6.01 and this Section 6.02.

        6.03.     Remedies Not Exclusive. The remedies provided in this
Article VI shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity; provided, however, that the parties agree to arbitrate disputes pursuant to Section 7.09.

                           ARTICLE VII: MISCELLANEOUS

        7.01. Modification, Amendment and Waiver. This Agreement may not be modified unless such modification is in writing and signed by all parties hereto. No waiver of any term of this Agreement shall be enforceable unless in writing and signed by the party against which it is sought to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

        7.02. Expenses. Each party shall bear its own expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, in connection with the fees and expenses of Grant Thornton to audit the financial statements of DVD as of December 31, 1997, each of ADT and Ultrak shall pay one-half of such fees and expenses.

        7.03. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

        7.04. GOVERNING LAW. THE INTERNAL LAWS (AND NOT THE CONFLICTS OF LAWS RULES) OF TEXAS GOVERN THIS AGREEMENT.



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
        7.05. Notices. All notices hereunder will be in writing and will be deemed given if delivered personally (or by recognized with postage prepaid courier or delivery service) or mailed by registered or certified air mail (return receipt requested with postage prepaid) to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which personally delivered or delivered by courier or delivery service or on the third business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement.

        7.06. Survival. All representations, warranties and covenants made by ADT and Ultrak herein or in any agreement, certificate or other instrument delivered by it hereunder shall be considered to have been relied upon by Ultrak or ADT and shall survive the Closing, regardless of any investigation made by or on behalf of Ultrak or ADT.

        7.07. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        7.08. Assignments; Entire Agreement; Headings. This Agreement shall not be assignable by operation of law or otherwise. Any attempted assignment of this Agreement shall be void. This Agreement, the Schedules attached hereto, and the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement. Use of "herein," "hereof" or similar terms refer to this Agreement as a whole. The use of any term denoting a masculine, feminine, or neuter gender shall include all such genders.

        7.09. Arbitration. ANY DISPUTE OR CLAIM RELATING TO THIS AGREEMENT SHALL BE FINALLY SETTLED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "ABA") WHICH RULES ARE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE. THE ABA SHALL APPOINT THE ARBITRATOR. ANY SUCH ARBITRATION SHALL BE HELD IN SAN ANTONIO, TEXAS. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE ARBITRATOR SHALL BE AUTHORIZED AND ENTITLED TO AWARD THE COSTS AND EXPENSES OF ANY ARBITRATION.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Address for Ultrak:                    ULTRAK, INC.

1301 Waters Ridge Drive
Lewisville, Texas 75057                By:  /s/ GEORGE K. BROADY
Fax # 972-353-6513                          -------------------------------
Attn: George K. Broady                      George K. Broady, CEO



Address for ADT:

5555 Bear Lane                         AMERICAN DENTAL TECHNOLOGIES, INC.
Corpus Christi, Texas 78405
Fax # 512-289-5554
Attn: Ben J. Gallant
                                       By:  /s/ BEN J. GALLANT
                                            -------------------------------
                                            Ben J. Gallant, President & CEO



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
                                                                      SCHEDULE A

                           PURCHASE PRICE CALCULATION



        1.       Three Million Dollars                          $ 3,000,000.00

        2.       DVD's Inventory at actual cost                   3,582,236.67
                                                                --------------
                 Rule:  Ultra Cam II inventory at 50% of
                        actual cost
                 Rule:  Intercompany inventory manufactured
                        by Ultrak at transfer price

        3.       DVD's Current Assets                                51,481.00
                                                                --------------

                 Rule: Exclude Cash and Cash Equivalents

        4.       DVD's net Furniture and Equipment                  266,613.50
                                                                --------------

                                                                       (331.17)
                                                                --------------

                       TOTAL PURCHASE PRICE:                    $ 6,900,000.00
                                                                --------------



        APPROVED:


        AMERICAN DENTAL                     ULTRAK, INC.
        TECHNOLOGIES, INC.

        By: /s/ BEN J. GALLANT              By: /s/ GEORGE K. BROADY
            -------------------------------     --------------------------------
            Ben J. Gallant, President &         George K. Broady, CEO
            CEO